[FACE OF SECURITY]

REGISTERED                                       REGISTERED

No. CI

CUSIP

                  CATERPILLAR FINANCIAL SERVICES CORPORATION
                          MEDIUM-TERM NOTE, SERIES E
                                   (Indexed)


      [Insert if the Security is to be a Global Security -- This
Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

            Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner thereof, Cede & Co., has an interest herein.]

            THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE
INFORMATION SET FORTH ON THE REVERSE HEREOF:

FACE AMOUNT



ORIGINAL ISSUE DATE:

INTEREST PAYMENT DATES:



INTEREST RATE:



MATURITY DATE:
SPECIFIED CURRENCY:

_  U.S. dollars
_  Other: __________
OPTION TO ELECT PAYMENT IN U.S.
DOLLARS (only applicable if Specified
Currency is other than U.S. dollars):

_  Yes    _  No
AUTHORIZED DENOMINATIONS (only
applicable if Specified Currency is other than U.S. dollars):
EXCHANGE RATE AGENT (if other than
Morgan Guaranty Trust Company of New
York):
DETERMINATION AGENT:

THIS NOTE IS A:

_  Global Note
_  Certificated Note (only applicable if
Specified Currency is other than U.S. dollars)
PRINCIPAL REPAYMENT AMOUNT:





OTHER TERMS:

ISSUE PRICE (expressed as a percentage of aggregate principal amount):

            CATERPILLAR FINANCIAL SERVICES CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [Insert if the Security is to be a Certificated Security -- ______________] [Insert if the Security is to be a Global Security -- Cede & Co., as nominee for The Depository Trust Company], or registered assigns, the Principal Repayment Amount determined in accordance with the provisions shown above under "Principal Repayment Amount," on the Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or, in the case of a Note issued upon registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth above and on the Maturity Date, commencing on the first such Interest Payment Date next succeeding the Original Issue Date, provided that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date, at the specified Interest Rate until the principal hereof is paid or made available for payment.

            The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not such date is a Business Day) next preceding each Interest Payment Date; provided, however, that interest payable at the Maturity Date will be payable to the person to whom principal shall be payable.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            Unless otherwise specified on the face hereof, payments of principal of (and premium, if any) and interest on this Note will be made in the applicable Specified Currency, provided, however, that if this Note is denominated in a Specified Currency other than United States dollars (a "Foreign Currency Note") payments of principal of (and premium, if any) and interest hereon will [insert if the Security is to be a Global Security -- be made in United States dollars unless the beneficial holder hereof gives notice to the Depositary that it elects to receive payments in such Specified Currency. Upon receipt of such notice, the Depositary will notify the Trustee of the portion of the payment to be made by the Trustee which is to be made in the Specified Currency and the applicable wire transfer instructions.

In such event, the Trustee will pay the beneficial holder directly.] [insert if the Security is to be a Certificated Security -- nevertheless be made in United States dollars if the Holder hereof elects to receive all payments in respect hereof in United States dollars by delivery of a written request to the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be. Such election may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of such a Note may elect to receive payment in United States dollars for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be.]

            Payment of the principal of (and premium, if any) and interest on this Note due at Maturity in United States dollars will be made in immediately available funds, provided that this
Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures.

            [Insert if the Security is to be a Certificated Security -- Payment of the principal of (and premium, if any) and interest on this Note due at Maturity in United States dollars will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in immediately available funds. Payment of interest (other than interest due at Maturity) will be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, unless otherwise specified on the face hereof, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive such payment of interest in United States dollars by wire transfer of immediately available funds to such account with a bank located in the United States as shall be designated by such person, but only if appropriate payment instructions have been received in writing by the Trustee on or prior to the Regular Record Date.] [Insert if the Security is to be a Global Security -- Payment of the principal of (and premium, if any) and interest (other than interest payable at Maturity) on this Note in United States dollars will be made by transfer of immediately available funds to the Depositary or its nominee.]

            All payments of principal (and premium, if any) and interest in a Specified Currency other than United States dollars will be made in the manner set forth on the reverse hereof.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF
THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER
PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET
FORTH AT THIS PLACE.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                        CATERPILLAR FINANCIAL SERVICES
                                CORPORATION
[SEAL]

                              By:
                                          President


                              ATTEST:



                                          Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes of the series
designated therein referred to in the within-mentioned Indenture.


      MORGAN GUARANTY TRUST COMPANY
            OF NEW YORK, as Trustee


By
        Authorized Officer

                              [BACK OF SECURITY]

                  CATERPILLAR FINANCIAL SERVICES CORPORATION
                          MEDIUM-TERM NOTE, SERIES E
                                   (Indexed)


            This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture dated as of April 15, 1985, as supplemented from time to time (herein called the "Indenture"), between the Company and Morgan Guaranty Trust Company of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto refer-ence is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof. The Notes of this series may be denominated in different currencies, bear different dates, mature at different times and bear interest at different rates. The Notes of this series may be issued from time to time in an aggregate principal amount of up to $1,000,000,000, which amount may be increased if duly authorized by the Company.

            The United States dollar equivalent of Notes denominated in currencies other than United States dollars will be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in the City of New York as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such currencies on the Business Day immediately preceding the applicable issue dates; provided, however, that in the case of European Currency Units, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereof) as published in the Official Journal of the European Communities or any successor publication on the Business Day immediately preceding the applicable issue date.

            Unless otherwise specified on the face hereof, principal at Maturity will be payable in an amount equal to the Principal Repayment Amount determined in accordance with the provisions on the face hereof under "Principal Repayment Amount."

In the absence of manifest error, the determination by the Determination Agent of the Principal Repayment Amount shall be conclusive and binding on the Company and the holders hereof.

            Unless otherwise specified on the face hereof, interest will be payable by the Company based on the Face Amount of this Note, and such interest will be payable at the rate and times and in the manner set forth herein.

            Unless otherwise specified on the face hereof, interest payments will be the amount of interest accrued from and including the last date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or provided for with respect to this Note) to but excluding the Interest Payment Date.

Interest payments for this Note shall be computed and paid on the basis of a 365-day year.

            This Note shall not be redeemable at the option of the
Company before the Maturity Date specified on the face hereof.

            This Note shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof.

            If this is a Foreign Currency Note to be paid in United
States dollars, the United States dollar amount to be received in respect hereof will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation for United States dollars received by such Exchange Rate Agent at approximately 11:00 A.M. New York City time on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of this Note. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case the Company will be entitled to make payments in respect hereof in United States dollars as provided below. All currency exchange costs will be borne by the Holder hereof by deductions from such payments.

            If a Holder is to receive payments in a Specified Currency other than United States dollars as described on the face hereof, payments of principal of (and premium, if any) and interest will be paid in immediately available funds by wire transfer to an account maintained by the Holder with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in European Currency Units, to an ECU account) or other jurisdiction acceptable to the Company and the Trustee as shall have been designated by the Holder (which in the case of Global Securities will be the Depositary or its nominee) on or prior to the Regular Record Date or at least 15 days prior to Maturity, as the case may be, provided, however, that with respect to payments of principal and premium, if any, and interest at Maturity this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures, which shall require presentation no later than two Business Days prior to Maturity in order to ensure the availability of immediately available funds in the Specified Currency at Maturity.

            If payment on this Note is required to be made in a Specified Currency other than United States dollars and such currency is unavailable in the good faith judgment of the Company due to the imposition of exchange controls or to other circum-stances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to this Note shall be made in United States dollars until such currency is again available or so used. The amount so payable on any date in such Specified Currency shall be converted into United States dollars at a rate determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to such payment, or, if the Market Exchange Rate is not then available, the most recently available Market Exchange Rate or as otherwise determined in good faith by the Company if the foregoing is impracticable.

            If this is a Foreign Currency Note, in the event of an official redenomination of such foreign currency (including, without limitation, an official redenomination of a foreign currency that is a composite currency) the obligations of the Company with respect to payments on this Note denominated in such currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. No adjustment will be made to any amount payable under this Note as a result of (a) any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

            If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed. However, the Indenture limits the Holder's right to enforce the Indenture and this Note.

            As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            [Insert if the Security is a Global Security -- This
Note is a Global Note and shall be exchangeable for Notes regis-tered in the names of Persons other than the Depositary with respect to this Global Note or its nominee only if (A) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (B) the Company in its discretion executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes. If this Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes issuable in denominations of $100,000 and any integral multiple of $1,000 in excess thereof, registered in such names as such Depositary shall direct.]

            The Notes of this series are issuable, in the case of Notes denominated in United States dollars, in denominations of U.S. $100,000 and any integral multiple of U.S. $1,000 in excess thereof and, in the case of Notes denominated in a Specified Currency other than United States dollars, in the authorized denominations set forth on the face hereof (in each case, an "Authorized Denomination"). As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other govern-mental charge payable in connection therewith.

            The Notes of this series may be issued in the form of one or more Global Securities to The Depository Trust Company as depositary for the Global Securities of this series (the
"Depositary") or its nominee and registered in the name of the Depositary or such nominee.

            Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

            All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

      TEN COM     - as tenants in common
      TEN ENT     - as tenants by the entireties
      JT TEN      - as joint tenants with right of
                        survivorship and not as tenants in common

      UNIF GIFT MIN ACT -                Custodian
                                    (Cust)
(Minor)

                      Under Uniform Gifts to Minors Act



                                    (State)

Additional abbreviations may also be used though not in the above list.



FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE


/                /


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE




the within Note and all rights thereunder, hereby irrevocably
constituting and appointing                          attorney to
transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:                        NOTICE: The signature to this
assignment
                              must correspond with the name as
written
                              upon the face of the within
instrument
                              in every particular, without
alteration
                              or enlargement or any change
whatever.